Exhibit 5.1

Christina T. Roupas

+1 312 881 6670

croupas@cooley.com

August 17, 2022

Rigetti Computing, Inc.

775 Heinz Avenue

Berkeley, CA 94710

Ladies and Gentlemen:

You have requested our opinion, as counsel to Rigetti Computing, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the resale by the Purchaser (as defined below) of (i) 171,008 shares (the “Commitment Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) up to 23,477,881 additional shares of Common Stock having aggregate sales proceeds of not more than $75,000,000 (the “Purchase Shares”) in connection with a Registration Statement on Form S-1 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus contained therein (the “Prospectus”). The Commitment Shares have been, and the Purchase Shares are to be, sold by the Company in accordance with a Purchase Agreement, dated August 11, 2022 (the “Agreement”), between the Company and B. Riley Principal Capital II, LLC (the “Purchaser”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Agreement, the Company’s Certificate of Incorporation and Bylaws, each as currently in effect, and originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (the “DGCL”) as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We have assumed (i) that each sale of Purchase Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the DGCL and (ii) that the price at which the Purchase Shares are sold will equal or exceed the par value of the Purchase Shares. We express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of Purchase Shares then issuable under the Agreement to exceed the number of shares of Common Stock available for issuance under the Company’s then effective Certificate of Incorporation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Commitment Shares are validly issued and are fully paid and nonassessable and (ii) the Purchase Shares, when sold and issued against payment therefor in accordance with the Agreement, the Registration Statement and the Prospectus will be validly issued, fully paid and nonassessable.

Cooley LLP 110 N. Wacker Drive, Suite 4200, Chicago, IL 60606-1511

t: (312) 881-6670 f: (312) 881 6598 cooley.com

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

[signature page follows]

Cooley LLP 110 N. Wacker Drive, Suite 4200, Chicago, IL 60606-1511

t: (312) 881-6670 f: (312) 881 6598 cooley.com

Very truly yours,

COOLEY LLP

By:	/s/ Christina T. Roupas
Christina T. Roupas

Cooley LLP 110 N. Wacker Drive, Suite 4200, Chicago, IL 60606-1511

t: (312) 881-6670 f: (312) 881 6598 cooley.com